UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 30, 2012

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2 and 4 through 9 are not applicable and are therefore omitted.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 30, 2012, Urologix, Inc. (the “Company”) received a letter from The Nasdaq Stock Market stating that the Company’s shareholder equity as of March 31, 2012 was $1,752,000 and that the Company was therefore not in compliance with Listing Rule 5550(b)(1) requiring a minimum shareholders’ equity of $2.5 million.

Under the Listing Rules, the Company has 45 calendar days to submit a plan to regain compliance with this standard. If the plan is accepted, The Nasdaq Stock Market can grant an extension of up to 180 calendar days from the date of its letter to evidence compliance with the minimum shareholders’ equity requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel
Chief Financial Officer

Date: May 1, 2012